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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	1221	98-0199981
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1925, 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3L6 (604) 693-0179
(Address and telephone number of registrant's principal executive offices)

Donald Sharpe, President Suite 1925, 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3L6 (604) 693-0179

(Name, address and telephone number of agent for service)

Copy of communications to:

William L. Macdonald, Esq.
Clark Wilson LLP
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [	]

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders pursuant to registration rights agreement	331,548(3)	$1.53	$507,268.44	$54.28
Total Registration Fee				$54.28

(1)           In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)           Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on August 22, 2006.

(3)           Represents 331,548 shares that may be issued on exercise of share purchase warrants, that were issued pursuant to registration rights agreements that we have entered into with the selling stockholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

Subject to Completion

____________, 2006

EDEN ENERGY CORP.

A NEVADA CORPORATION

SHARES OF COMMON STOCK OF EDEN ENERGY CORP.

_________________________________

The prospectus relates to the resale by certain selling stockholders of Eden Energy Corp. of up to 331,548 shares that may be issued on exercise of share purchase warrants, that were issued pursuant to registration rights agreements that we have entered into with the selling stockholders.

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol "EDNE". On August 22, 2006 the closing bid price for one share of our common stock on the OTC Bulletin Board was $1.51.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 7 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ___________________, 2006.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

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Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of our company or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our By-Laws also provide that we, our directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$54.28
Printing and engraving expenses	$5,000(1)
Accounting fees and expenses	$5,000(1)
Legal fees and expenses	$12,500(1)
Transfer agent and registrar fees	$5,000(1)
Fees and expenses for qualification under state securities laws	$0
Miscellaneous	$1,000(1)
Total	$28,554.28

(1) We have estimated these amounts

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Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On September 8, 2003, we issued 12,959,002 shares of common stock to James Robert Todhunter at a price of $0.015 to settle debt owing of $194,385.03.  We relied on Regulation S of the Securities Act of 1933 in issuing these securities in an exempt transaction.

On September 9, 2003 six holders of convertible promissory notes and convertible notes issued by us in prior years elected to convert these notes and debentures into common stock in accordance with the terms of the instruments agreed to and approved by our board of directors upon their issuance.  As a result, on September 19, 2003 we issued an aggregate 8,582,576 shares of common stock to non-affiliates which retired convertible debt in the aggregate face value amount of $72,360.  We relied on Regulation S of the Securities Act of 1933 when this convertible debt was initially issued in an exempt transaction.

On June 16, 2004, we filed a Certificate of Amendment with the Secretary of State of Nevada decreasing our authorized capital from 90,000,000 shares of common stock having a $0.001 par value, and 10,000,000 shares of preferred stock having a $0.001 par value to 45,000,000 shares of common stock having a $0.001 par value, and 5,000,000 shares of preferred stock having a $0.001 par value, and thereby decreasing our issued and outstanding from 34,291,735 to 17,145,869.

On August 6, 2004 we filed a Certificate of Amendment with the Secretary of State of Nevada changing the name of our company from E-Com Technologies Corp. to Eden Energy Corp. and increasing our authorized capital to 100,000,000 shares of common stock having a $0.001 par value, and 10,000,000 shares of preferred stock having a $0.001 par value.

On November 1, 2004, we issued 500,000 shares to Fort Scott Energy Corp. in consideration for the assignment of our leases. We relied upon Rule 506 of Regulation D of the Securities Act of 1933.

On November 12, 2004, we completed a private placement of 6,190,000 shares of common stock at $0.50 per share for gross proceeds of $3,095,000. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

On November 24, 2004, we issued 20,000 shares pursuant to a private placement at $0.50 per share for gross proceeds $10,000. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

On July 21, 2005, we issued 2,131,944 shares pursuant to the conversion of a convertible debenture with Fort Scott Energy Corp. We relied on the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.

On September 27, 2005, we issued 1,065,972 shares pursuant to the exercise of warrants with Fort Scott Energy Corp. for gross proceeds of $532,986. We relied on the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.

On February 16, 2006 we issued a total of 7,065,630 shares and 14,131,260 share purchase warrants to the Selling Stockholders listed herein pursuant to a private placement at $2.25 per share for gross proceeds of $15,897,667. Each warrant shall be transferable and shall entitle the holder thereof to purchase one share of our common stock until February 16, 2009 at a price per warrant share of $3.25 and $5.25 respectively. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

On February 23, 2006 we issued a total of 300,890 shares and 601,780 share purchase warrants to the Selling Stockholders listed herein pursuant to a private placement at $2.25 per share for gross proceeds of $677,002.50. Each warrant shall be transferable and shall entitle the holder thereof to purchase one share of our common stock until February 16, 2009 at a price per warrant share of $3.25 and $5.25 respectively. We relied on

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the exemptions from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

In addition, we issued 391,488 broker’s warrants, issued on the same terms as the investors’ warrants representing 4% of the aggregate number of shares of our common stock under the offering and a cash placement fee of 6% of the gross proceeds of the offering for brokerage services in the transaction. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) and Section 4(6) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

On July 31, 2006 we issued a total of 165,774 shares and 331,548 share purchase warrants to the Selling Stockholders listed herein in lieu of cash payment for 2% monthly charges relating to the effective date of the registration of shares on our February 2006 financing. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 27 EXHIBITS

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form 10-SB, filed on September 11, 2000).
3.2	Bylaws (incorporated by reference from our Registration Statement on Form 10-SB, filed on September 11, 2000).
3.3	Certificate of Amendment filed with the Secretary of State of Nevada on June 16, 2004 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).
3.4	Certificate of Amendment filed with the Secretary of State of Nevada on August 6, 2004 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).
(4)	Instruments defining rights of security holders, including indentures
4.1	2004 Stock Option Plan (incorporated by reference from our Form S-8, filed on October 8, 2004).
(5)	Opinion on Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered.
(10)	Material Contracts
10.1	Purchase and Sale Agreement dated December 31, 2003 between E-Com Technologies Corporation and Ron Jorgensen (incorporated by reference from our Annual Report on Form 10-KSB filed on April 14, 2004).
10.2	Assignment Agreement with Fort Scott Energy Corp. dated the 5th day of August 2004 (incorporated by reference from our Current Report on Form 8-K filed on September 13, 2004).

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10.3	Convertible Debenture dated August 31, 2004 with Fort Scott Energy Corp. (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).
10.4	Share Transfer Agreement dated August 5, 2004 with Fort Scott Energy Corp. (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).
10.5	Management Agreement dated September 1, 2004 with D. Sharpe Management Inc. (incorporated by reference from our Annual Report on Form 10-KSB filed on April 14, 2005).
10.6	Management Agreement dated September 1, 2004 with Neil Maedel (incorporated by reference from our Annual Report on Form 10-KSB filed on April 14, 2005).
10.7	Form of Subscription Agreement (incorporated by reference from our Form SB-2 filed on May 2, 2005).
10.8	Form of Subscription Agreement with RAB Special Situations LP and Paul Masters (incorporated by reference from our Form SB-2 filed on May 2, 2005).
10.9	Management Consulting Agreement dated May 1, 2005 with Drew Bonnell (incorporated by reference from our Current Report on Form 8-K filed on May 24, 2005).
10.10	Amended Management Consulting Agreement dated May 1, 2005 with D. Sharpe Management Inc. (incorporated by reference from our Current Report on Form 8-K filed on May 24, 2005).
10.11	Amended Management Consulting Agreement dated May 1, 2005 with Neil Maedel (incorporated by reference from our Current Report on Form 8-K filed on May 24, 2005).
10.12

Form of Stock Option Agreement entered into with the following individuals (incorporated by reference from our Quarterly Report on Form 10-QSB filed on August 12, 2005):

Donald Sharpe
John Martin
Neil Maedel
Drew Bonnell

10.13

Form of Note and Warrant Purchase Agreement dated August 18, 2005 entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

RAB Special Situations (Master) Fund Ltd.
Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

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10.14

Form of Registration Rights Agreement dated August 18, 2005 entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

RAB Special Situations (Master) Fund Ltd.
Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

10.15

Form of Convertible Promissory Note entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

10.16

Form of Series A Share Purchase Warrant entered into with the following persons (incorporated by reference form our Current Report on Form 8-K filed on August 31, 2005):

Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital L.P.
Enable Growth Partners LP
Enable Opportunity Partners LP

10.17	Form of Convertible Promissory Note entered into with RAB Special Situations (Master) Fund Ltd. (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005).
10.18

Form of Series A Share Purchase Warrant entered into with RAB Special Situations (Master) Fund Ltd. (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005).

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10.19

Form of Broker Warrant entered into with the following (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005):

H.C. Wainwright & Co., Inc.
John R. Clarke
Scott F. Koch
Energy Equities, Inc.
Ocean Equities Ltd.

10.20	Participation Agreement with Merganser Limited (incorporated by reference from our Current Report on Form 8-K filed on November 10, 2005).
10.21

Joint Participating Agreement with Chamberlain Exploration Development and Research Stratigraphic Corporation dba Cedar Strat Corporation (incorporated by reference from our Quarterly Report on Form 10-QSB filed on May 12, 2006).

10.22	Form of Subscription Agreement entered into with the following individuals (incorporated by reference from our Current Report on Form 8-K filed on February 24, 2006):

Keith Reid
John Pevedoros
Stephen Hanson
Paul King
Jason McCarroll
Arbutus Gardens Apartments Corp.
Epsilon Management Ltd.
Conrad Weiss
Yingchun Ye
Maria Pedrosa
Sara Relling
Bantry Bay Properties Inc.
Barb Turner
C-Quest Holdings Ltd.
Avtar Dhillon
Hao Tang
Neil Maedel
Donald Rippon
Peter Ross
John Martin
Gregg Layton
Dolwar Invest & Trade Corp.
Barry Maedel
John Tognetti
Clarion Finanz AG

Keats Investments Ltd.
Absolute East West Fund
Alpine Atlantic Asset Mgt., Ltd.
La Roche & Co. Banquiers
Norene Brown
Credit Suisse Securities (USA) LLC
Stanley Case
Chartwell Investment Services S.A.
Donna Chudnow
Clearwaters Management Ltd.
Cranshire Capital, LP
Swell Capital Limited
Crescent International Ltd.
Double U Master Fund Ltd.
Andrea Egger
Epson Investment Services NV
Evergreen Investment Corporation
GLG European Opportunity Fund
General Research GmbH
Ralph Hogg
HSBC Guyerzeller Bank AG
Kaupthing Bank Luxembourg
Lombard Odier Darier Hentsch
Moen Holdings Inc.
Luce Lapointe

Nite Capital LP
George S. Palfi
Parker Communication Corp.
Carolyn Townshend
862002 Alberta Ltd.
Olivier Turrettini
Veronique Rochette
RMB International (Dublin) Ltd.
SDS Capital Group SPC, Ltd.
Shalimar Business
Synergy Resource Fund
UBS AG
Rupert Edward Williams
Christian Weyer
Winsome Capital Inc.
Banque Vontobel Geneve, SA
Iroquois Master Fund Ltd.
Wilma E. Bonnell
Pierce Diversified Strategy Master Fund LLC
Enable Opportunity Partners LP
Enable Growth Partners LP
Kimberly Lloyd
Paul Mitchell

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10.23

Amended Management Consulting Agreement dated February 28, 2006 and made effective February 1, 2006 with Drew Bonnell (incorporated by reference from our Current Report on Form 8-K filed on March 10, 2006).

10.24

Amended Management Consulting Agreement dated February 28, 2006 and made effective February 1, 2006 with Donald Sharpe (incorporated by reference from our Current Report on Form 8-K filed on March 10, 2006).

10.25	Farmout and Option Agreement with Suncor dated March 7, 2006 (incorporated by reference from our Registration Statement on Form SB-2/A filed on July 13, 2006).**
10.26	Management Agreement with Freestone Energy LLC dated May 1, 2006 (incorporated by reference from our Current Report on Form 8-K filed on May 2, 2006)
10.27	Stock Option Agreement with Larry B. Kellison dated May 1, 2006 (incorporated by reference from our Current Report on Form 8-K filed on May 2, 2006)
(14)	Code of Ethics
14.1	Code of Business Conduct and Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed on April 14, 2004).
(21)	Subsidiaries
Frontier Explorations Ltd. Southern Frontier Explorations Ltd. Eden Energy (North) Ltd.
(23)	Consents
23.1*	Consent of Dale Matheson Carr-Hilton LaBonte

* Filed herewith.

**Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)           file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)           any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

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(c)           any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)           for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Eden pursuant to the foregoing provisions, or otherwise, Eden has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Eden of expenses incurred or paid by a director, officer or controlling person of Eden in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Eden will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on October 30, 2006.

EDEN ENERGY CORP.

By: /s/ Donald Sharpe

Donald Sharpe, President and Director

(Principal Executive Officer)

Dated: October 30, 2006

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Donald Sharpe as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By: /s/ Donald Sharpe

Donald Sharpe

President and Director (Principal Executive Officer)

Date: August 25, 2006

By: /s/ Drew Bonnell

Drew Bonnell,

Chief Financial Officer, Secretary, Treasurer and Director

(Principal Financial Officer

and Principal Accounting Officer)

Date: August 25, 2006

By: /s/ John Martin

John Martin

Director

Date: August 25, 2006